UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

NCR CORPORATION

(Exact name of registrant specified in its charter)

Commission File Number: 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On June 19, 2019, NCR Corporation, a Maryland corporation (“NCR” or the “Company”), filed Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland. The Articles of Amendment and Restatement revised Section 6.2 thereof to provide that, notwithstanding any provision of law requiring any action to be taken or approved by the affirmative vote of stockholders entitled to cast a greater number of votes, and except as may otherwise be specifically provided elsewhere in the Company’s charter or the Amended and Restated Bylaws of the Company, as amended and as may be amended from time to time, any such action shall be effective and valid if declared advisable by the Board of Directors of the Company and taken or approved by the affirmative vote of stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. The requirement that the Board first declare the action advisable contained in the prior sentence is required by the Maryland General Corporation Law (the “MGCL”) for approval of charter amendments and other extraordinary transactions as described in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on March 15, 2019.

The Articles of Amendment and Restatement also indicate the current size and members of the Company’s Board of Directors, the number of authorized shares of Series A Convertible Preferred Stock, liquidation preference $1,000 per share, and the Company’s notice address.

The foregoing description of the Articles of Amendment and Restatement is qualified in its entirety by reference to a copy of such Articles of Amendment and Restatement filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2019 Annual Meeting of Stockholders on April 24, 2019 (the “2019 Annual Meeting”). At the 2019 Annual Meeting, the Chairman of the meeting adjourned the meeting until Thursday, May 30, 2019, at 9:00 a.m. Eastern Time (the “May 30 Reconvened Meeting”), with respect to the proposal to amend and restate the charter of Company to eliminate the supermajority provisions contemplated by the MGCL and the Company’s charter and make certain conforming changes to the charter (the “Proposal”) to allow for additional voting. At the May 30 Reconvened Meeting, the Chairman of the meeting again adjourned the meeting until Tuesday, June 18, 2019, at 1:30 p.m. Eastern Time (the “June 18 Reconvened Meeting”) with respect to the Proposal to allow for further voting.

(b) At the June 18 Reconvened Meeting, the holders of shares of the Company’s common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, voting together as a single class, approved the amendment to Section 6.2 of the Company’s charter, which required the affirmative vote of a majority of the voting power of shares of outstanding stock of the Company entitled to vote thereon, but did not approve the amendments included in the Proposal relating to the elimination of the supermajority voting provisions or the changes to the Company’s charter to conform the language more closely to the MGCL, which required the affirmative vote of holders representing eighty percent or more of the voting power of all shares of outstanding stock of the Company entitled to vote generally in the election of directors.

A summary of the votes is set forth in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
112,386,888	2,657,471	174,570	11,283,385

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description

3.1	Articles of Amendment and Restatement of NCR Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

Dated: June 19, 2019	By:	/s/ James M. Bedore
James M. Bedore Executive Vice President, General Counsel and Secretary